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                                                                 Exhibit 23.(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference into this Registration Statement on Form S-2 of our report dated March 21, 1996, on our audit of the consolidated balance sheets of Avalon Community Services, Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of
operations, stockholders' equity and cash flows for the years then ended.   We
also consent to the reference to our firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.


Oklahoma City, Oklahoma
September 27, 1996